Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the balance sheet as of September 30, 2020 and December 31, 2019, income statement for three and nine months ended September 30, 2020 and September 30, 2019 and cash flows for nine months ended September 30, 2020 and September 30, 2019 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations and Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions. CEI consolidated balance does not include CRC until the period starting from July 20, 2020.
The consolidating condensed balance sheet as of September 30, 2020 and December 31, 2019 are as follows:

	September 30, 2020			December 31, 2019
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$485	$552	$1,037	$1,393	$(1,187)	$206
Restricted cash and investments	21	2,238	2,259	17	(13)	4
Accounts receivable, net	297	88	385	402	(348)	54
Due from affiliates	717	(680)	37	487	(483)	4
Inventories	34	15	49	35	(17)	18
Prepayments and other current assets	128	137	265	147	(81)	66
Assets held for sale	1,579	687	2,266	50	203	253
Total current assets	3,261	3,037	6,298	2,531	(1,926)	605
Investment in and advances to unconsolidated affiliates	—	170	170	—	136	136
Property and equipment, net	11,971	2,659	14,630	14,294	(11,679)	2,615
Gaming licenses and other intangibles, net	3,374	1,092	4,466	2,717	(1,606)	1,111
Goodwill	8,563	887	9,450	4,012	(3,102)	910
Other assets, net	1,397	(173)	1,224	750	(486)	264
Deferred income taxes	—	1	1	—	—	—
Total assets	$28,566	$7,673	$36,239	$24,304	$(18,663)	$5,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$67	$—	$67	$64	$182	$246
Accounts payable	113	161	274	271	(209)	62
Accrued interest	139	102	241	20	16	36
Accrued other liabilities	940	431	1,371	1,335	(1,028)	307
Due to affiliates	11	(11)	—	4	(4)	—
Liabilities related to assets held for sale	389	128	517	7	30	37
Total current liabilities	1,659	811	2,470	1,701	(1,013)	688
Long-term financing obligation	11,324	1,223	12,547	10,070	(9,099)	971
Long-term debt, less current portion	8,281	6,922	15,203	7,420	(5,095)	2,325
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,366	(285)	1,081	1,044	(847)	197
Other long-term liabilities	642	907	1,549	931	(588)	343
Total liabilities	23,287	9,563	32,850	21,181	(16,657)	4,524
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	5,261	(1,906)	3,370	3,109	(1,992)	1,117
Noncontrolling interests	18	1	19	14	(14)	—
Total stockholders’ equity	5,279	(1,890)	3,389	3,123	(2,006)	1,117
Total liabilities and stockholders’ equity	$28,566	$7,673	$36,239	$24,304	$(18,663)	$5,641
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed income statement for three and nine months ended September 30, 2020 are as follows:

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$766	$153	$919	$1,916	$(556)	$1,360
Food and beverage	115	10	125	468	(280)	188
Hotel	179	21	200	527	(270)	257
Other	147	(14)	133	458	(286)	172
Net revenues	1,207	170	1,377	3,369	(1,392)	1,977
EXPENSES:
Casino and pari-mutuel commissions	400	61	461	1,174	(489)	685
Food and beverage	85	6	91	386	(233)	153
Hotel	60	3	63	199	(108)	91
Other	70	(18)	52	242	(180)	62
General and administrative	300	30	330	859	(364)	495
Corporate	69	21	90	167	(47)	120
Impairment charges	—	—	—	65	96	161
Depreciation and amortization	223	—	223	722	(400)	322
Transaction costs and other operating costs	117	102	219	154	88	242
Total operating expenses	1,324	205	1,529	3,968	(1,637)	2,331
Operating loss	(117)	(35)	(152)	(599)	245	(354)
OTHER EXPENSE:
Interest expense, net	(410)	(63)	(473)	(1,046)	438	(608)
Loss on extinguishment of debt	—	(173)	(173)	—	(173)	(173)
Other loss	(8)	17	9	(14)	13	(1)
Total other expense	(418)	(219)	(637)	(1,060)	278	(782)
Loss from continuing operations before income taxes	(535)	(254)	(789)	(1,659)	523	(1,136)
Provision for income taxes	(48)	(87)	(135)	(139)	75	(64)
Net loss from continuing operations, net of income taxes	(583)	(341)	(924)	(1,798)	598	(1,200)
Discontinued operations, net of income taxes	(1)	—	(1)	(1)	—	(1)
Net loss	(584)	(341)	(925)	(1,799)	598	(1,201)
Net income attributable to noncontrolling interests	(1)	—	(1)	3	(4)	(1)
Net loss attributable to Caesars	$(585)	$(341)	$(926)	$(1,796)	$594	$(1,202)
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed income statement for three and nine months ended September 30, 2019 are as follows:

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,118	$(660)	$458	$3,301	$(1,915)	$1,386
Food and beverage	411	(333)	78	1,212	(983)	229
Hotel	409	(315)	94	1,202	(965)	237
Other	301	(268)	33	856	(772)	84
Net revenues	2,239	(1,576)	663	6,571	(4,635)	1,936
EXPENSES:
Casino and pari-mutuel commissions	628	(399)	229	1,868	(1,175)	693
Food and beverage	287	(227)	60	846	(666)	180
Hotel	125	(98)	27	364	(288)	76
Other	153	(141)	12	445	(411)	34
General and administrative	386	(256)	130	1,138	(757)	381
Corporate	56	(43)	13	200	(149)	51
Impairment charges	380	(380)	—	430	(429)	1
Depreciation and amortization	255	(202)	53	742	(575)	167
Transaction costs and other operating costs	20	(6)	14	52	(50)	2
Total operating expenses	2,290	(1,752)	538	6,085	(4,500)	1,585
Operating (loss) income	(51)	176	125	486	(135)	351
OTHER EXPENSE:
Interest expense, net	(325)	253	(72)	(980)	763	(217)
Loss on extinguishment of debt	—	(1)	(1)	—	(1)	(1)
Other (loss) income	—	3	3	(10)	10	—
Total other expense	(325)	255	(70)	(990)	772	(218)
(Loss) income from continuing operations before income taxes	(376)	431	55	(504)	637	133
Benefit (provision) for income taxes	27	(45)	(18)	9	(48)	(39)
Net (loss) income	(349)	386	37	(495)	589	94
Net income attributable to noncontrolling interests	(1)	1	—	—	—	—
Net (loss) income attributable to Caesars	$(350)	$387	$37	(495)	$589	$94
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.
The consolidating condensed statement of cash flows for nine months ended September 30, 2020 and September 30, 2019 are as follows:

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
(In millions)	CRC (1)	Other Operations, Eliminations	CEI consolidated	CRC (1)	Other Operations, Eliminations	CEI consolidated
Net cash (used in) provided by operating activities	$(745)	$525	$(220)	$676	$(417)	$259

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(245)	151	(94)	(420)	285	(135)
Former Caesars acquisition, net of cash acquired	—	(6,374)	(6,374)	—	—	—
Acquisition of gaming rights	(65)	45	(20)	—	—	—
Sale of restricted investments	—	—	—	—	5	5
Proceeds from sale of businesses, property and equipment, net of cash sold	9	222	231	5	164	169
Investment in unconsolidated affiliates	—	(1)	(1)	—	(1)	(1)
Other	—	—	—	10	(10)	—
Net cash (used in) provided by investing activities	(301)	(5,957)	(6,258)	(405)	443	38

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	3,938	5,827	9,765	—	—	—
Repayments of long-term debt and revolving credit facilities	(2,396)	(430)	(2,826)	(398)	83	(315)
Proceeds from sale-leaseback financing arrangement	3,219	—	3,219	—	—	—
Financing obligation payments	(58)	9	(49)	(12)	12	—
Transactions with parent	(4,384)	4,384	—	228	(228)	—
Debt issuance and extinguishment costs	(121)	(235)	(356)	—	(1)	(1)
Proceeds from issuance of common stock	—	772	772	—	—	—
Cash paid to settle convertible notes	—	(574)	(574)	—	—	—
Taxes paid related to net share settlement of equity awards	—	(8)	(8)	—	(7)	(7)
Distributions to noncontrolling interests	—	—	—	(1)	1	—
Net cash (used in) provided by financing activities	198	9,745	9,943	(183)	(140)	(323)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	22	1	23	—	—	—
Cash flows from investing activities	(4)	—	(4)	—	—	—
Net cash from discontinued operations	18	1	19	—	—	—
Change in cash classified as assets held for sale	(77)	77	—	—	—	—
Increase (decrease) in cash, cash equivalents and restricted cash	(907)	4,314	3,484	88	(114)	(26)
Cash, cash equivalents and restricted cash, beginning of period	1,422	(1,205)	217	904	(657)	247
Cash, cash equivalents and restricted cash, end of period	$515	$3,109	$3,701	$992	$(771)	$221

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.